Exhibit 1.1

FORM OF UNDERWRITING AGREEMENT

[●] Common Shares

CORPORACIÓN AMÉRICA AIRPORTS S.A.

UNDERWRITING AGREEMENT

[●], 2018

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

As Representatives of the Several Underwriters

named on Schedule I hereto

Ladies and Gentlemen:

Corporación América Airports S.A., a Luxembourg public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 4 rue de la Grȇve L-1643, Luxembourg and registered with the Luxembourg Trade and Companies Register under number B174140 (the “Company”) proposes to issue, subject to the terms and conditions contained herein, to you and the other underwriters named on Schedule I (the “Underwriters”) to this underwriting agreement (this “Agreement”), for whom you are acting as Representatives (the “Representatives”), an aggregate of [●] shares of the Company’s common shares, US$1.00 nominal value per share (the “Common Shares”), and A.C.I. Airports s.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg (the “Selling Shareholder”), proposes to sell, subject to the terms and conditions contained herein, to the several Underwriters [●] shares of Common Shares (said shares to be issued and sold by the Company and shares to be sold by the Selling Shareholder, collectively, the “Firm Shares”). The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional [●] Common Shares (the “Company Option Shares”) from the Company, and the Selling Shareholder proposes to grant to the Underwriters an option to purchase up to an additional [●] Common Shares (the “Selling Shareholder Option Shares” and together with the Company Option Shares, the “Option Shares”) of Common Shares from the Selling Shareholder, for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively called the “Shares.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Commission a Registration Statement (as hereinafter defined) on Form F-1 (File No. 333-221916), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial schedules), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules.

The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company and the Selling Shareholder hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1.           Issue, Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

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(a)          The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a subscription price of $[●] per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Company” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof. The Selling Shareholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholder, at the Initial Price, the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Selling Shareholder” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof.

(b)          The Company and the Selling Shareholder hereby grant to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within thirty (30) days after the date of this Agreement, in each case upon written, facsimile or e-mail notice, or verbal or telephonic notice confirmed by written, facsimile or e-mail notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two (2) business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

(c)          Delivery and payment for the Firm Shares shall be made at the offices of Linklaters LLP, 1345 Avenue of the Americas, New York, New York 10105, at 10:00 A.M., New York City time, on [●], 2018 or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the “Firm Shares Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, delivery and payment for the Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each date of delivery as specified in the notice from the Representatives to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d)          Payment for the Shares to be purchased on the Firm Shares Closing Date or the Option Shares Closing Date, as the case may be, shall be made by wire transfer of immediately available funds to the accounts specified by the Company and the Selling Shareholder, as applicable, against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased by them on the Firm Shares Closing Date or the Option Shares Closing Date, as the case may be. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The register of share capital, or a copy thereof, shall be made available for inspection by the Representatives or its counsel not later than [10:00] A.M., New York City time, on the business day prior to the Firm Shares Closing Date or the Option Shares Closing Date, as the case may be.

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(e)          The Company and the Selling Shareholder hereby confirm their engagement of Oppenheimer & Co. Inc. as, and Oppenheimer & Co. Inc. hereby confirms its agreement with the Company and the Selling Shareholder to render services as, a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) with respect to the offering and sale of the Shares. Oppenheimer & Co. Inc., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

2.           Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:

(a)          On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement, the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above, neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or the Prospectus are the statements contained in the first paragraph under the caption “Underwriting—Commissions and Discounts” and all the paragraphs under the caption “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the Prospectus (collectively, the “Underwriter Information”).

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(b)          As of the Applicable Time (as hereinafter defined), neither (i) the price to the public and the number of shares offered and sold, as indicated on the cover page of the Prospectus and the Statutory Prospectus (as hereinafter defined), together with any Issuer Free Writing Prospectus (as hereinafter defined), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the General Disclosure Package made in reliance upon and in conformity with the Underwriter Information.

Each Issuer Free Writing Prospectus, including any electronic road show (including, without limitation, any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) (each, a “Road Show”) (i) is identified in Schedule III hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules and the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission thereunder. The Company has made at least one version of the Road Show available without restriction by means of graphic communication to any person, including any potential investor in the Shares (and if there is more than one version of a Road Show for the public offering of the Shares by the Underwriters that is a written communication, the version available without restriction was made available no later than the other versions).

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means [6]:00 [P.]M., New York City time on the date of this Underwriting Agreement.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares, including, without limitation, each Road Show; such Issuer Free Writing Prospectuses being specified in Schedule III hereto.

“Statutory Prospectus”, as of any time, means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to the Applicable Time.

(c)          The Registration Statement has been declared effective by the Commission under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus,” as defined in Rule 405 under the Rules, has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.

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(d)          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(e)          The financial statements of the Company and its subsidiaries (including the related notes thereto) included in the Registration Statement, the General Disclosure Package and Prospectus present fairly, in all material respects, the combined financial position of the Company and its subsidiaries at the dates indicated and the combined statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; and any financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with International Financial Regulation Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), consistently applied throughout the periods involved. The summary and selected financial data included in the Statutory Prospectus and Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the combined financial statements set forth in the Prospectus and other financial information.

(f)           Price Waterhouse Coopers & Co. S.R.L. and PricewaterhouseCoopers Auditores Independentes (the “Auditors”) whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act, the Rules and the Public Accounting Oversight Board.

(g)          The Company and each of its subsidiaries is duly incorporated, formed or organized, is validly existing and in good standing (to the extent that good standing is applicable under the law of the relevant jurisdiction) under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority and is duly licensed and qualified to carry on their respective businesses as is currently being conducted as described in the Statutory Prospectus and the Prospectus, and to own, lease and operate their respective properties. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the shares of share capital of, or other ownership interests in, each subsidiary (i) have been duly and validly authorized and issued and are fully-paid and, to the extent applicable, non-assessable, except for the outstanding payment by the Company of a portion of the subscription price for the shares of Inframérica Concessionaria do Aeroporto de Brasilia S.A. and Inframérica do Aeroporto de São Gonçalo do Amarante S.A. and (ii) are owned, directly or indirectly, by the Company (other than nominal minority interests held by another Affiliate of the Company), free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (each, a “Lien”), other than customary Liens on the shares of the Company’s subsidiaries organized in Peru and Ecuador under shareholders agreements which are not material to the Company. The Company and each of its subsidiaries is duly qualified to do business and is in good standing (to the extent that good standing is applicable under the law of the relevant jurisdiction) as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

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(h)          The Company and each of its subsidiaries have all requisite corporate power and authority, and all necessary authorizations, permits, concessions, approvals, consents, orders, licenses, certificates and permits of and from all applicable governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license their respective assets and properties and conduct their respective businesses as currently conducted, except where the lack of such Permits would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation, modification or termination thereof or results in any other material impairment of the rights of the Company thereunder, or gives the Company and each of its subsidiaries any reason to believe that any such Permit will not be renewed. Except as may be required under the Securities Act and state and foreign laws regulating the offering and sale of securities (such laws, “Blue Sky” laws), no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

(i)           At the time of filing the Registration Statement and at the date hereof, the Company was and continues to be a “foreign private issuer,” as defined in Rule 405 of the Rules and was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.

(j)           The Company and each of its subsidiaries own or possess legally enforceable rights to use, on reasonable terms, all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, concessions, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary to conduct their business as now conducted and as proposed by them, except to the extent that any such failure to own or possess or to have the right to acquire would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries have received any notice of, or are aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

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(k)          The Company and each of its subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by them, respectively, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(l)           Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus: (i) there has not been any event which could have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries have sustained any loss or interference with their respective assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries have (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) except for regular dividends on the Common Shares in amounts per share that are consistent with past practice, declared or paid any dividend or made any distribution on any shares of their respective stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of their respective share capital.

(m)         There are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases, other instruments or other agreements to which the Company or its subsidiaries are a party and which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required by the Securities Act or Rules. Each description or summary of a contract, document or other agreement in the Registration Statement, the General Disclosure Package or the Prospectus accurately describes in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the General Disclosure Package or the Prospectus, or listed in the Exhibits to the Registration Statement, is in full force and effect and is valid and enforceable by and against the Company or its subsidiaries, as the case may be, in accordance with its terms. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor, to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by them under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiaries, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its properties or business or a subsidiary or its respective properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

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(n)          The statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(o)          Neither the Company nor any subsidiary (i) is in violation of their respective certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which they are a party or by which they are bound or to which any of their respective properties or assets are subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)          The Company has its registered office at the address set forth in the Prospectus in compliance with applicable Luxembourg law.

(q)          The Company has not taken and will not take any action, which would constitute an offer of Shares to the public in any Member State of the European Economic Area pursuant to Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and its implementing measures.

(r)          The Company has its central administration within the meaning of the Luxembourg law of August 10, 1915 on commercial companies (as amended) and center of main interests within the meaning of Council Regulation EU/2015/848 on insolvency proceedings (recast) in Luxembourg.

(s)          All necessary corporate action has been duly and validly taken by the Company to authorize the issuance and sale of the Shares by the Company, including the preparation, the issuance and the distribution of the Prospectus. This Agreement has been duly authorized, executed and delivered by the Company and it constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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(t)           Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries, has entered into any other agreement which evidences rights of any holder against the Company or its subsidiaries, as applicable, to subscribe or to require the issue of shares of the Company or of any of its subsidiaries or any other securities similar to shares of the Company or any of its subsidiaries or which could give rise to a liability of the Company to issue any shares. Neither the Company nor any of its subsidiaries have made any repayments in respect of the outstanding share capital to any of their respective shareholders or have otherwise acted in violation of the applicable law. The Shares shall have equal rights and shall be fungible with the existing shares of the Company.

(u)          Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries are a party or by which either the Company or its subsidiaries or any of their properties or businesses are bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

(v)         The Company has authorized all issued and outstanding share capital as set forth under the caption “Capitalization” in the Statutory Prospectus and the Prospectus. All of the issued and outstanding share capital of the Company has been duly and validly issued and is fully paid and non-assessable. There are no statutory preemptive or other similar rights to purchase or acquire any Common Shares of the Company or any of its subsidiaries or any such rights pursuant to their respective Articles of Incorporation, Certificates of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid, freely transferable, free from any third-party rights and non-assessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The exercise price of each option to acquire Common Shares (each, a “Company Stock Option”) is no less than the fair market value of a Common Share as determined on the date of grant of such Company Stock Option. All grants of Company Stock Options were validly issued and properly approved by the Board of Directors of the Company in material compliance with all applicable laws and the terms of the plans under which such Company Stock Options were issued and were recorded on the financial statements of the Company, in accordance with IFRS, as issued by the IASB, and no such grants involved any “back dating,” “forward dating,” “spring loading” or similar practices with respect to the effective date of grant. The Common Shares and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Statutory Prospectus and the Prospectus. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the shares of share capital of, or other ownership interests in, each subsidiary (i) have been duly and validly authorized and issued and are fully-paid and, to the extent applicable, non-assessable, except for the outstanding payment by the Company of a portion of the subscription price for the shares of Inframérica Concessionaria do Aeroporto de Brasilia S.A. and Inframérica do Aeroporto de São Gonçalo do Amarante S.A. and (ii) are owned, directly or indirectly, by the Company (other than nominal minority interests held by another Affiliate of the Company), free and clear of any Lien, other than customary Liens on the shares of the Company’s subsidiaries organized in Peru and Ecuador under shareholders agreements which are not material to the Company.

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(w)         No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180) days after the date of this Agreement. Each director and executive officer of the Company and each shareholder of the Company listed on Schedule II hereto has delivered to the Representatives his or her enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(x)          Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(y)          Neither the Company nor any of its subsidiaries are involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of their respective executive officers, which, if adversely determined, could have a Material Adverse Effect. The Company has no reason to believe that its executive officers will not remain in the employment of the Company.

(z)          The Company has not taken directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares or any security of the Company to facilitate the sale or resale of any of the Shares.

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(aa)        The Company and each of its subsidiaries have filed all tax returns which are required to be filed through the date hereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due except: (i) as otherwise disclosed in the Statutory Prospectus and the Prospectus; (ii) for taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company; or (iii) insofar as the failure to pay such taxes or file such returns would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect, nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries, except for assessments against which appeals have been or will promptly be taken and as to which adequate reserves have been or will be provided as disclosed in the Statutory Prospectus and Prospectus.

(bb)       Each of the Company and its subsidiaries has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are reasonably designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(cc)        The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect the transactions in, and disposition of the assets of, and the results of operations of, the Company and its subsidiaries, in all material respects. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd)       The Company is not aware of (i) any material weakness or significant deficiency in the design or operation of the internal controls over financial reporting of the Company or any of its subsidiaries, (ii) any material weaknesses in the internal controls of the Company or any of its subsidiaries, or (iii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal accounting controls.

(ee)        The Auditors have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(ff)         There are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

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(gg)       The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 303A.07 of the NYSE and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 303A.07 of the NYSE. The audit committee has reviewed the adequacy of its charter within the past twelve (12) months.

(hh)       The Company is actively taking steps to ensure that it will be in compliance with (i) all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), any related rules and regulations promulgated thereunder or implementing provisions thereof that are then in effect and with which the Company is required to comply with as of the effectiveness of the Registration Statement, including, without limitation, (i) Section 402 related to loans and Sections 302 and 906 related to certifications and (ii) corporate governance requirements under applicable NYSE regulations upon the effectiveness of such provisions. The Company has no reason to believe that it will not comply with the provisions referred to in (i) and (ii) above at the time of effectiveness.

(ii)          (i) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary and prudent in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Statutory Prospectus and the Prospectus; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and (iv) neither the Company nor any subsidiary of the Company have any reason to believe that they will not be able to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective business at a cost that is not materially greater than the current cost. Neither the Company nor any of its subsidiaries have been denied any insurance coverage which they have sought or for which they have applied.

(jj)          Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by FINRA or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(kk)        Neither the Company nor the Selling Shareholder, nor any of their respective affiliates, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA by-laws) of FINRA.

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(ll)          The Company, for its most recent taxable year, was not and, for its current taxable year is not, a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes and the Company does not expect to be a PFIC and it has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC for U.S. federal income tax purposes for its current taxable year or in the foreseeable future under current laws and regulations.

(mm)      Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries: (i) are in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to their respective businesses; (ii) have not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their businesses; except, with respect to clauses (i), (ii) and (iii) above, where such non-compliance with Environmental Laws, failure to receive required permits, licenses, or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

(nn)       In the ordinary course of its business, each of the Company and its subsidiaries has reviewed the effect of Environmental Laws on its business, operations and properties, in the course of which each of the Company and its subsidiaries identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each of the Company and its subsidiaries has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(oo)       The Company is not and, after giving pro forma effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(pp)       None of the Company or its subsidiaries or its affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates or any other person associated with or acting on behalf of the Company: (i) have taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value to any person in violation of any applicable anti-corruption laws; or (iii) have made any other unlawful payment.

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(qq)       The Company and each of its subsidiaries conduct, and have conducted at all times, their respective businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or the U.K. Bribery Act 2010, each as amended, or similar law of any relevant jurisdiction, or the rules or regulations thereunder and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to ensure compliance with such laws and with the representations and warranties contained herein. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(rr)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the “Money Laundering Laws”) and the Company and each of its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with such laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(ss)        Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject or target of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any of its subsidiaries have engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three (3) years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

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(tt)         Except as described in the Statutory Prospectus and the Prospectus, the Company has not sold or issued any Common Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A, or Regulations D or S under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(uu)       None of the Company, its directors or its officers have distributed any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with Section 4(e) below.

(vv)       No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income, value added or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in Luxembourg, Argentina or to any taxing authority thereof in connection with (i) the execution, delivery, consummation or performance of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein and in the Prospectus.

(ww)      Neither the Company nor any of its subsidiaries nor any of its or their properties or assets have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Luxembourg, Argentina or the United States. To the extent that the Company or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company or any such subsidiary have waived or will waive any such right against enforcement of judgments against any of its property or assets to the extent permitted by law.

(xx)        The choice of laws of the State of New York as the governing law of this Agreement pursuant to Section 14 is a valid choice of law under the laws of Luxembourg subject to legal reservation.

(yy)       The Company and each of its subsidiaries have made all filings with, any applicable federal, state, provincial, local or foreign regulatory authorities having jurisdiction over the Company or any of its subsidiaries necessary to conduct their respective businesses as currently conducted, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except to the extent that the failure to have made such filings, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(zz)         Each of Aeropuertos Argentina 2000 S.A., Aeropuertos del Neuquén S.A., Aeropuerto de Bahía Blanca S.A., Toscana Aeroporti S.p.A., Inframérica Concessionária do Aeroporto do Brasília S.A., Inframérica Concessionária do Aeroporto de São Gonçalo do Amarante S.A., Puerta del Sur S.A., Consorcio Aeropuertos Internacionales S.A., Terminal Aeroportuaria de Guayaquil S.A., Aeropuertos Ecológicos de Galápagos S.A., Armenia International Airports CJSC and Aeropuertos Andinos del Perú S.A. holds a valid concession (each, a “Concession”) to operate, maintain and develop the airports described in Schedule IV hereto (collectively, the “Airports”). Each Concession is currently and has at all times since its granting been in full force and effect and no proceedings to revoke, suspend or lapse the effectiveness of each Concession is pending before, or threatened by, any governmental authority. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Regulatory and Concessions Framework,” all of the Airports’ rights deriving from each Concession are free and clear of any liens and encumbrances. Each of the Concessions granted to Aeropuertos Argentina 2000 S.A., Aeropuertos del Neuquén S.A., Aeropuerto de Bahía Blanca S.A., Inframérica Concessionária do Aeroporto do Brasília S.A., Inframérica Concessionária do Aeroporto de São Gonçalo do Amarante S.A., Terminal Aeroportuaria de Guayaquil S.A., Aeropuertos Ecológicos de Galápagos S.A., Armenia International Airports CJSC and Aeropuertos Andinos del Perú S.A. was granted in accordance with applicable law, and to the Company’s knowledge, each of the Concessions granted to Toscana Aeroporti S.p.A., Puerta del Sur S.A. and Consorcio Aeropuertos Internacionales S.A. was granted in accordance with applicable law. The description of the terms of each Concession included in the Registration Statement, the General Disclosure Package and the Prospectus is true and correct in all material respects.

(aaa)      The concession agreements described in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and entered into between the Company and/or its subsidiaries, on the one hand, and the relevant governmental or regulatory authority or other person, on the other hand: (i) (A) with respect to Aeropuertos Argentina 2000 S.A., Aeropuertos del Neuquén S.A., Aeropuerto de Bahía Blanca S.A., Inframérica Concessionária do Aeroporto do Brasília S.A., Inframérica Concessionária do Aeroporto de São Gonçalo do Amarante S.A., Terminal Aeroportuaria de Guayaquil S.A., Aeropuertos Ecológicos de Galápagos S.A., Armenia International Airports CJSC and Aeropuertos Andinos del Perú S.A., have been duly authorized, executed and delivered, (B) with respect to Toscana Aeroporti S.p.A., Puerta del Sur S.A. and Consorcio Aeropuertos Internacionales S.A. have, to the Company’s knowledge, been duly authorized, executed and delivered and (C) constitute valid and legally binding agreements of the Company and/or such subsidiary, and none of the Company or any of its subsidiaries have received any notice of termination, revocation, redemption or modification with respect to any such concession agreements, as the case may be, except for any modification that is described in the General Disclosure Package and the Prospectus or any termination, revocation, redemption or modification that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; (ii) to the extent such concessions are under construction, they comply in all material respects with all applicable laws and regulations and with their respective concession agreements, except for any non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and (iii) the financial and operating information included in the General Disclosure Package and the Prospectus with respect to such concession agreements has been properly prepared after due and careful inquiry and is accurate in all material respects.

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(bbb)     To ensure the legality, validity, enforcement or admissibility into evidence of this Agreement in a legal or administrative proceeding in Luxembourg, it is not necessary that (i) this Agreement be filed or recorded with any governmental or regulatory authority or court, except that Luxembourg courts may require that this Agreement introduced as evidence be translated into French or German and, further, except that registration of this Agreement with the Luxembourg Administration de l’Enregistrement et des Domaines may be required in the case that this Agreement is appended to a document requiring mandatory registration, in which case a registration duty (“droit d’enregistrement”) will be payable, or (ii) that any registration tax, stamp duty or similar tax be paid on or in respect of this Agreement other than court costs (including, without limitation, filing fees, registration duties and deposits to guarantee judgment required by a court in Luxembourg).

(ccc)      Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no litigation, arbitration, tax or labor claim or other similar action or proceeding of or before any arbitrator or governmental authority pending or threatened against the Company or any of its properties that: (i) would, individually or in the aggregate, have a Material Adverse Effect; or (ii) seeks to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement, any of the documents or the transactions contemplated hereby or thereby.

(ddd)     No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except by operation of law or as described in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(eee)      None of the Underwriters will be deemed resident, domiciled, carrying on business or subject to taxation in Luxembourg on an overall income basis solely as a result of the execution, delivery, performance or enforcement of this Agreement, the issuance or sale of the Shares or by virtue of the issuance or sale of Shares or the receipt of payments thereon.

(fff)        It is not necessary under the laws of Luxembourg that any of the Underwriters should be licensed, qualified or entitled to carry on business in Luxembourg: (i) to enable any of them to enforce their respective rights under this Agreement or the Common Shares or (ii) solely by reason of the execution, delivery or performance of this Agreement.

(ggg)     The statements set forth in each of the Preliminary Prospectus and the Prospectus under the caption “Certain Relationships and Related-Party Transactions,” insofar as they purport to describe all material aspects of the commercial and contractual relationships between the Company and its subsidiaries, on the one hand, and its controlling shareholders, directors, officers and their respective affiliates, on the other hand, are, in each case, accurate descriptions in all material respects and fairly summarize the transactions and relationships purported to be described therein. There are no further transactions or agreements that would be required to be described in the General Disclosure Package, the Prospectus or the Registration Statement under applicable laws that have not been so described. None of the Company or any of its subsidiaries have or are currently engaged in any material transactions with their respective directors, officers, management, shareholders or any other person, including persons formerly holding such positions, on terms that are not available from other parties on an arm’s-length basis.

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(hhh)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the Company: (i) does not have any material lending or other relationship with any bank or lending affiliate of Oppenheimer & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. or Goldman Sachs & Co. LLC and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of Oppenheimer & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. or Goldman Sachs & Co LLC.

3.           Representations and Warranties of the Selling Shareholder. The Selling Shareholder hereby represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and, if the Selling Shareholder is selling Option Shares, as of each such Option Shares Closing Date (if any), as follows:

(a)          This Agreement and the Lock-Up Agreement, have each been duly authorized, executed and delivered by the Selling Shareholder and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with their respective terms.

(b)          The execution and delivery by the Selling Shareholder of this Agreement and the performance by the Selling Shareholder of its obligations under this Agreement, including the sale and delivery of the Shares to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder, do not and will not, whether with or without the giving of notice or the passage of time or both, (i) violate or contravene any provision of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable law, statute, regulation, or filing or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the shares to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to the terms of any agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound or to which any of the property or assets of the Selling Shareholder is subject or (iii) require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as have been obtained and made under the Securities Act and may be required by the Blue Sky laws of the various states in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement.

(c)          The Selling Shareholder has, and on the Firm Shares Closing Date and the Option Shares Closing Date, if applicable, will have, valid and marketable title to the Shares to be sold by the Selling Shareholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and Prospectus.

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(d)          The Selling Shareholder has, and on the Firm Shares Closing Date and the Option Shares Closing Date, if applicable, will have, full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder in the manner provided by this Agreement.

(e)          Upon delivery of and payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, assuming each Underwriter has no notice of any adverse claim, the several Underwriters will receive valid and marketable title to such Shares free and clear of any lien, claim, mortgage, pledge, security interest or other encumbrance.

(f)           All information relating to the Selling Shareholder furnished in writing by the Selling Shareholder expressly for use in the Registration Statement, Prospectus and any Issuer Free Writing Prospectus is, and on each Closing Date will be, true, correct, and complete, and does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

(g)          The Selling Shareholder has reviewed the Registration Statement, Prospectus and any Issuer Free Writing Prospectus and, although the Selling Shareholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of the Selling Shareholder that would lead the Selling Shareholder to believe that: (i) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements made therein not misleading, (ii) on the Effective Date, the Prospectus contained and, on each Closing Date contains, untrue statements of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) as of the Applicable Time, the General Disclosure Package, or any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the Selling Shareholder makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(h)          The sale of Shares by the Selling Shareholder pursuant to this Agreement is not prompted by the Selling Shareholder’s knowledge of any material information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package and the Prospectus.

(i)           The Selling Shareholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

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(j)           The Selling Shareholder has no actual knowledge that any representation or warranty of the Company set forth in Section 2 above is untrue or inaccurate in any material respect, is familiar with the General Disclosure Package and Registration Statement and has no actual knowledge of any material fact, condition or information not disclosed in the General Disclosure Package and the Prospectus or any supplement thereto which has adversely affected or may adversely affect the businesses of the Company or any of its subsidiaries.

(k)          The Selling Shareholder has not prepared, used or referred to, nor will it prepare, use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Rules).

(l)           The Selling Shareholder has the power to submit, and pursuant to Section 14 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any U.S. federal or New York state court located in the Borough of Manhattan in The City of New York and has the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. federal or New York state court located in the Borough of Manhattan in The City of New York, and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective under the laws of Luxembourg to confer valid personal jurisdiction over the Selling Shareholder.

(m)         None of the Selling Shareholder or its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Selling Shareholder’s knowledge, any agent or representative of the Selling Shareholder or of any of its subsidiaries or affiliates or any other person associated with or acting on behalf of the Selling Shareholder: (i) have taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws; or (iii) have made any other unlawful payment.

(n)          The Selling Shareholder conducts, and has conducted at all times, its business in compliance with applicable anti-corruption laws, including the FCPA or the U.K. Bribery Act 2010, each as amended, or similar law of any relevant jurisdiction, or the rules or regulations thereunder and has instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

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(o)          The operations of the Selling Shareholder are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and the Selling Shareholder has instituted and maintains policies and procedures designed to ensure continued compliance with such laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder with respect to the Money Laundering Laws is pending, or to the best knowledge of the Selling Shareholder, threatened.

(p)          Neither the Selling Shareholder nor, to the knowledge of the Selling Shareholder, any director, officer, agent, employee or affiliate of the Selling Shareholder (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more Sanctioned Persons, (ii) is located, organized or resident in a Sanctioned Country or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). The Selling Shareholder has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three (3) years, nor does the Selling Shareholder have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(q)          The Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

4.           Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

(a)          Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b)          No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

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(c)          The representations and warranties of the Company and the Selling Shareholder contained in this Agreement and in the certificates delivered pursuant to Sections 4(d) and 4(e) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company and the Selling Shareholder shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

(d)          The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, from the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the General Disclosure Package or the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act; and (v) there has not occurred any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole.

(e)          The Representatives shall have received, on the date hereof and each Closing Date, a certificate, addressed to the Representatives and dated the date hereof or such Closing Date, as applicable, from the chief financial officer of the Company in the form attached to this Agreement as Exhibit B hereto.

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(f)           The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the Selling Shareholder, to the effect that: (i) the representations, warranties and agreements of the Selling Shareholder in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Selling Shareholder has performed all covenants and agreements and satisfied all conditions contained herein; and (iii) the Selling Shareholder has carefully examined the Registration Statement, the Prospectus, the General Disclosure Package and any individual Issuer Free Writing Prospectus, and, in the opinion of the Selling Shareholder, (A) with respect to the information relating to the Selling Shareholder, as of the Effective Date, the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred with respect to the Selling Shareholder which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus.

(g)          The Representatives shall have received: (i) simultaneously with the execution of this Agreement, a signed letter from the Auditors addressed to the Representatives and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditors addressed to the Representatives and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “bring-down comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)          The Company shall have requested and caused Greenberg Traurig, LLP, counsel for the Company and the Selling Shareholder with respect to U.S. law, to have furnished on the Closing Date to the Representatives their opinion and customary negative assurance letter, each dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibits C and D.

(i)           The Company shall have requested and caused M&M Bomchil Abogados, counsel for the Company with respect to Argentine law, to have furnished on the Closing Date to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit E.

(j)           The Company shall have requested and caused Souza, Cescon, Barrieu, & Flesch Advogados, counsel for the Company with respect to Brazilian law, to have furnished on the Closing Date to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit F.

(k)          The Company shall have requested and caused Guyer & Regules, counsel for the Company with respect to Uruguayan law, to have furnished on the Closing Date to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit G.

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(l)           The Company shall have requested and caused Consulegis Abogados SA, counsel for the Company with respect to Ecuadorian law, to have furnished on the Closing Date to the Representatives their opinion or opinions as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit H.

(m)         The Company shall have requested and caused Ter-Tachatyan Law Firm, counsel for the Company with respect to Armenian law, to have furnished on the Closing Date to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit I.

(n)          The Company shall have requested and caused White & Case (Europe) LLP, counsel for the Company with respect to Italian law, to have furnished on the Closing Date to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit J.

(o)          The Company shall have requested and caused Allen & Overy SCS (Luxembourg), counsel for the Company with respect to Luxembourg law, to have furnished on the Closing Date to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit K.

(p)          The Company shall have requested and caused J&A Garrigues Perú, S. Civil de R.L., counsel for the Company with respect to Peruvian law, to have furnished on the Closing Date to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit L.

(q)          The Representatives shall have received on the Closing Date from Linklaters LLP, U.S. counsel for the Underwriters, such U.S. law opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Common Shares, the Registration Statement, the General Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Shareholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(r)          The Representatives shall have received on the Closing Date from Linklaters LLP, Luxembourg, Luxembourg counsel for the Underwriters, such Luxembourg law opinion, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Common Shares, the Registration Statement, the General Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Shareholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(s)          The Representatives shall have received on the Closing Date from Marval, O’Farrell & Mairal, Argentine counsel for the Underwriters, such Argentine law opinion dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Common Shares, the Registration Statement, the General Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Shareholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

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(t)          The Representatives shall have received on the Closing Date from Arlex International CJSC, Armenian counsel for the Underwriters, such Armenian law opinion, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Common Shares, the Registration Statement, the General Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Shareholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(u)          All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel.

(v)         The Representatives shall have received copies of the Lock-Up Agreements executed by each entity or person listed on Schedule II hereto. In the event that the Representatives, in their sole discretion, agree to release or waive any restriction set forth in a Lock-Up Agreement for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three (3) business days before the effective date of such release or waiver (which release or waiver shall be substantially in the form found at Exhibit A-1 hereto), the Company agrees to announce the impending release or waiver by a press release (which press release shall be substantially in the form of Exhibit A-2 hereto) through a major news service at least two (2) business days before the effective date of the release or waiver.

(w)         The Shares shall have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.

(x)          The Representatives shall be satisfied that since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there shall not have been any material change in the share capital of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Representatives’ judgment to proceed with the subscription, purchase or offering of the Shares as contemplated hereby.

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(y)          On the Firm Shares Closing Date, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements in connection with the offering of the Shares.

(z)          The Company and the Selling Shareholder shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

5.           Covenants and other Agreements of the Company, the Selling Shareholder and the Underwriters.

(a)          The Company covenants and agrees as follows:

(i)          The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rule 433(d) or 163(b)(2) of the Rules, as the case may be. The Company agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Rules, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Rules, required to be filed with the Commission. The Company will comply with the requirements of Rule 433 of the Rules applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show. The Company consents to the use by any Underwriter of a free writing prospectus that is not an “issuer free writing prospectus” as defined in Rule 433 of the Rules.

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(ii)         The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or any “free writing prospectus,” as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus unless the Company has furnished to the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)        If, at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv)        If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)         The Company shall make generally available to its security holders and to the Representatives as soon as practicable, an earning statement (which need not be audited) of the Company, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

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(vi)        The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter, a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement, Preliminary Prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii)       The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii)      The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix)         Without the prior written consent of the Representatives, for a period of 180 days after the date of this Agreement and the Company shall not issue, sell or [confidentially submit] a registration statement with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company’s existing stock option plan or bonus plan as described in the Registration Statement and the Prospectus. In the event that during this period, (A) any shares are issued pursuant to the Company’s existing stock option plan or bonus plan that are exercisable during such 180-day period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 180-day period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of the Representatives, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any Common Shares (or any securities convertible into, exercisable for, or exchangeable for any Common Shares) owned by such person. Notwithstanding the foregoing, the Company represents and warrants that each such grantee or purchaser or holder of such registered securities shall be subject to similar lockup restrictions as set forth on Exhibit A and the Company shall enforce such rights and impose stop-transfer restrictions on any such sale or other transfer or disposition of such shares until the end of the applicable period.

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(x)         On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the NYSE (including any required registration under the Exchange Act).

(xi)         Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(xii)        The Company will not take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(xiii)       The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.

(xiv)      The Company shall obtain and keep in full force and effect all authorizations from, and make and keep in full force and effect all registrations with, governmental authorities that may be required for: (i) the validity and enforceability of this Agreement and its respective performance hereunder; and (ii) the issuance, validity and enforceability of the Shares.

(xv)       To the extent a Concession undergoes construction, it will comply in all material respects with all applicable laws and regulations and with its respective concession agreement, except for any non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

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(xvi)      The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction, filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto, and the printing, reproduction, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 3(b), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of FINRA in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for listing on the NYSE; (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters; (viii) the transportation, accommodation and other expenses incurred by or on behalf of (a) Company representatives or (b) Representative representatives in connection with presentations to prospective purchasers of the Shares (e.g., in connection with the roadshow); (ix) the fees and expenses of the Company’s accountants; (x) the fees and expenses of counsel (including local and special counsel) for the Company; (xi) the fees and expenses of counsel (including local and special counsel) for the Underwriters, in an amount not to exceed US$1.8 million; and (xii) all other costs and expenses incident to the performance by the Company and the Selling Shareholder of their obligations thereunder.

(b)          The Selling Shareholder covenants and agrees as follows:

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(i)          The Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel and accountants.

(ii)         The Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(iii)        The Selling Shareholder will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Securities Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to the Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules) which comes to the attention of the Selling Shareholder.

(iv)        The Selling Shareholder will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(v)         The Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Rules), and has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares.

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6.           Indemnification.

(a)          The Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers and employees, its affiliates (as such term is defined in Rule 501(b) under the Securities Act) and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against (i) any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”), or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any Road Show (whether in person or electronically) or investor presentations made to investors by the Company (whether in person or electronically) or arising out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) above; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement, the Prospectus, the Statutory Prospectus, any Issuer Free Writing Prospectus or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability that the Company and the Selling Shareholder may otherwise have.

(b)          Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, the Selling Shareholder and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of each Underwriter to indemnify the Company or the Selling Shareholder (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Shares to be purchased by such Underwriter hereunder.

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(c)          Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties; provided, that, if indemnity is sought pursuant to Section 6(e), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other indemnified parties. Any such separate counsel for the QIU and such control persons of the QIU shall be designated in writing by the QIU. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

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(d)          If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(i) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)          In addition to and without limitation of the Company’s and the Selling Shareholder’s obligation to indemnify Oppenheimer & Co. Inc. as an Underwriter, the Company and the Selling Shareholder also, jointly and severally, agree to indemnify and hold harmless the QIU, its officers and employees, its affiliates (as such term is defined in Rule 501(b) under the Securities Act), and each person, if any, who controls the QIU within the meaning of Section 15 of the securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages and liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), joint or several, as incurred, incurred as a result of the QIU’s participation as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering of the Common Shares.

(f)           Notwithstanding the provisions of Section 6(a) and 6(e) hereof, the liability of the Selling Shareholder under Section 6(a) and 6(e) shall be limited to an amount equal to the aggregate gross proceeds after underwriting discounts and commissions, but before expenses, to such Selling Shareholder from the sale of Shares sold by the Selling Shareholder hereunder, and the Selling Shareholder shall not be required to contribute under Section 7 any amount in excess of the amount by which the aggregate gross proceeds after underwriting discounts and commissions, but before expenses, received by the Selling Shareholder exceeds the amount of any damages which the Selling Shareholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission.

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7.            Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Underwriter, except as may be provided in the Agreement Among Underwriters shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter; and (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the aggregate net proceeds of the sale of Shares received by the Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Parent or the Selling Shareholder within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company, the Parent or the Selling Shareholder, as the case may be. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint. The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Shareholder with respect to contribution.

36

8.           Termination.

(a)          This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company and the Selling Shareholder at any time at or before a Closing Date in the absolute discretion of the Representatives if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement or the Prospectus, or enforce contracts for the sale of the Common Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the NYSE has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges; (iv) a banking moratorium has been declared either by U.S. federal or New York authorities; (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; or (vi) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b)          If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Shareholder shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or the Selling Shareholder, except that (i) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase, subscription and sale of the Shares or in contemplation of performing their obligations hereunder and (ii) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Shareholder or to the other Underwriters for damages occasioned by its failure or refusal.

9.           Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representatives shall have the right, within thirty-six (36) hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase or subscription of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed nine percent (9%) of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representatives or the Company and the Selling Shareholder shall have the right to postpone the applicable Closing Date for a period of not more than seven (7) days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

37

If, after giving effect to any arrangements for the purchase or subscription of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the first Closing Date, the obligations of the Underwriters to purchase and of the Company or the Selling Shareholder, as the case may be, to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company or the Selling Shareholder, and without liability on the part of the Company or the Selling Shareholder, except as provided in Sections 5(a)(xv), 6, 7 and 8. The provisions of this Section 9 shall not, in any way, affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

10.         Entire Agreement.

(a)          This Agreement represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the General Disclosure Package, the Prospectus, the conduct of the offering, and the purchase, subscription and sale of the Shares.

(b)          The Company and the Selling Shareholder acknowledge that, in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s-length, are not agents of, and owe no fiduciary duties to, the Company and the Selling Shareholder or any other person; (ii) the Underwriters owe the Company or the Selling Shareholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iii) the Underwriters may have interests that differ from those of the Company or the Selling Shareholder. The Company and the Selling Shareholder waive, to the full extent permitted by applicable law, any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

11.         Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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12.         Waiver of Trial by Jury. The Company, the Selling Shareholder and each of the Underwriters, hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13.         GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

14.         Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively (i) and (ii), the “Specified Courts”), and each party hereto irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. Each of the parties hereto, irrevocably and unconditionally waives any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Related Proceeding brought in any such court has been brought in an inconvenient forum. The Company and the Selling Shareholder irrevocably appoint Puglisi & Associates, 850 Liberty Avenue, Suite 204, Newark, DE 19711 as their authorized agent to receive service of process or other legal summons for purposes of any such Related Proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and, with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

15.         Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

16.         Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Selling Shareholder or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 5(a)(xv), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

39

This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any legal or equitable right, remedy or claim under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone if subsequently confirmed in writing, (a) if to the Representatives: (i) Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004, Attention: Equity Capital Markets, with a copy to Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004, Attention: General Counsel, e-mail: [●]; (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department (fax: +1 (646) 855-3073) e mail: [●]; (iii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: +1 (646) 291-1469), e-mail: [●]; (iv) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention [●] (fax: [●]), e-mail: [●], with a copy to ECM Legal (fax: +1 (212) 230-8730), e-mail: [●]; and (v) to Linklaters LLP, 1345 Avenue of the Americas, New York, New York 10105, Attention: Conrado Tenaglia, e-mail: Conrado.tenaglia@linklaters.com and (b) if to the Company: to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Greenberg Traurig, LLP, 200 Park Avenue, New York, New York, 10166, Attention: Marc Rossell, e-mail: rossellm@gtlaw.com (fax: +1 (212) 801-8400) and (c) if to the Selling Shareholder to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Greenberg Traurig, LLP, 200 Park Avenue, New York, New York, 10166, Attention: Marc Rossell, e-mail: rossellm@gtlaw.com (fax: +1 (212) 801-8400).

40

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

CORPORACIÓN AMÉRICA AIRPORTS S.A.
As Issuer

By:
Name:
Title:

By:
Name:
Title:

A.C.I. AIRPORTS S.À R.L.
As Selling Shareholder

By:
Name:
Title:

By:
Name:
Title:

41

Confirmed:

OPPENHEIMER & CO. INC.

Acting severally on behalf of itself and as Representative
of the several Underwriters named in Schedule I annexed hereto.

By OPPENHEIMER & CO. INC.

By:
Name
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

Acting severally on behalf of itself and as Representative
of the several Underwriters named in Schedule I annexed hereto.

By MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:
Name:
Title:

42

CITIGROUP GLOBAL MARKETS INC.

Acting severally on behalf of itself and as Representative
of the several Underwriters named in Schedule I annexed hereto.

By CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

43

GOLDMAN SACHS & CO. LLC

Acting severally on behalf of itself and as Representative
of the several Underwriters named in Schedule I annexed hereto.

By GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

44

SCHEDULE I

Name	Number of Firm Shares to be Purchased from the Company	Number of Firm Shares to be Purchased from the Selling Shareholder

Oppenheimer & Co. Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Santander Investment Securities Inc

Total

Sch I - 1

SCHEDULE II

Lock-up Signatories

A.C.I. Airports S.à r.l.
Eduardo Eurnekian
Martín Francisco Antranik Eurnekian
Maximo Bomchil
Roderick H. McGeoch
David Arendt
Valerie Pechon
Carlo Alberto Montagna
Raúl Guillermo Francos
Raul Galante
Jorge Arruda
Roberto Naldi
Andres Zenarruza
Eugenio Perissé

Sch II - 1

SCHEDULE III

Issuer Free Writing Prospectuses

Sch III - 1

SCHEDULE IV

Airport Concessions and Airports

Argentina
Aeropuertos Argentina 2000 S.A. (“AA2000”)
Aeroparque Internacional, “Jorge Newbery”
Aeropuerto Internacional de Ezeiza, “Ministro Pistarini”
Aeropuerto Internacional de Córdoba, “Ing. A. Taravella”
Aeropuerto de San Carlos de Bariloche
Aeropuerto Internacional de Mendoza, “El Plumerillo”
Aeropuerto Internacional de Salta, “Martin Miguel de Güemes”
Aeropuerto de Misiones, “Cataratas del Iguazú”
Aeropuerto de Tucumán, “General Benjamin Matienzo”
Aeropuerto de Comodoro Rivadavia, “Geral. Enrique Mosconi”
Aeropuerto de San Juan, “Domingo Faustino Sarmiento”
Aeropuerto de Rio Gallegos, “Piloto Civil Norberto Fernández”
Aeropuerto de Jujuy, Gobernador Horacio Guzmán
Aeropuerto de Resistencia, “José de San Martin”
Aeropuerto Internacional de Mar del Plata, “Astor Piazzolla”
Aeropuerto de Posadas, “Libertador General José de San Martin”
Aeropuerto de Rio Grande
Aeropuerto Internacional de Formosa, “El Pucu”
Aeropuerto de San Luis, “Brigadier Mayor César R Ojeda”
Aeropuerto de Santiago del Estero, “Vcom. Angel de la Paz Aragones”
Aeropuerto de La Rioja, “Capitán Vicente Almandos Almonacid”
Aeropuerto de San Rafael, “S.A. Santiago Germano”
Aeropuerto de Puerto Madryn, “El Tehuelche”
Aeropuerto de Catamarca, “Coronel Felipe Varela”
Aeropuerto de Esquel
Aeropuerto de Entre Rios, “General Justo José de Urquiza”
Aeropuerto de Santa Rosa
Aeropuerto de San Fernando
Aeropuerto de Viedma, “Gobernador Castello”
Aeropuerto de Rio Cuarto, “Área de Material”
Aeropuerto de General Pico
Aeropuerto de Reconquista
Aeropuerto de Malargüe, “Comodoro D Ricardo Salomon”
Aeropuerto de Villa Reynolds
Aeropuerto “El Palomar”
Aeropuertos del Neuquén S.A. (“NQN”)
Aeropuerto de Neuquén, “Presidente Peron”
Aeropuerto de Bahía Blanca S.A. (“BBL”)
Aeropuerto de Bahía Blanca, “Comandante Espora”
Aeropuerto Termas de Río Hondo “Termas de Rio Hondo Airport”

Sch IV

Italy
Toscana Aeroporti S.p.A. (“TA”)
Aeroporto Galileo Galilei di Pisa “Pisa Airport”
Aeroporto di Firenze “Florence Airport”

Brazil
Inframérica Concessionária do Aeroporto do Brasília S.A. (“ICAB”)
Presidente Juscelino Kubitschek International Airport “Brasilia Airport”
Inframérica Concessionária do Aeroporto de São Gonçalo do Amarante S.A. (“ICASGA”)
São Gonçalo do Amarante “Natal Airport”

Uruguay
Puerta del Sur S.A. (“Puerta del Sur”)
General Cesáreo Berisso International Airport “Carrasco Airport”
Consorcio Aeropuertos Internacionales S.A. (“CAISA”)
Carlos A. Curbelo Airport “Punta del Este Airport”

Ecuador
Terminal Aeroportuaria de Guayaquil S.A. (“TAGSSA”)
José Joaquín de Olmedo International Airport “Guayaquil Airport”
Aeropuertos Ecológicos de Galápagos S.A. (“ECOGAL”)
Seymour Airport “Galapagos Airport”

Armenia
Armenia International Airports CJSC
Zvartnots International Airport “Zvartnots Airport”
Gyumri Shirak Airport “Shirak Airport”

Peru
Aeropuertos Andinos del Perú S.A. (“AAP”)
Rodriguez Ballón International Airport “Arequipa Airport”
Coronel FAP Alfredo Mendívil Duarte Airport “Ayacucho Airport”
Inca Manco Capac International Airport “Juliaca Airport”
Padre Almadiz International Airport “Puerto Maldonado Airport”
Coronel FAP Carlos Ciriani Santa Rosa International Airport “Tacna Airport”

Sch IV

Exhibit A

FORM OF LOCK-UP AGREEMENT

______ __, 201___

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

As Representatives of the Several Underwriters

Re:	Initial Public Offering of Corporación América Airports S.A.

Ladies and Gentlemen:

The undersigned, [a director and/or officer][a holder of common shares, US$1.00 nominal value per share (“Common Shares”)] of Corporación América Airports S.A. (the “Company”) understands that you, as Representatives of the several Underwriters [(as defined below)], propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the initial public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of the Company’s [Common Shares][common shares, US$1.00 nominal value per share (“Common Shares”)]. Capitalized terms used in this agreement (this “Letter Agreement”) and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

A-1

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Common Shares, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period ending 180 days (the “Lock-Up Period”) after the date of the prospectus relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (3) publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Common Shares without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission (the “SEC”) in accordance with Section 16 of the Exchange Act, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell Common Shares purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the SEC, or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

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[If][Being that] the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a proposed transfer of Common Shares by the undersigned, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, is hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for, and delivery of, the Common Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

[Remainder of page intentionally left blank]

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This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[A.C.I. Airports s.à r.l.]

By:
Name:
Title:

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Exhibit A-1

[Form of Waiver of Lock-up]

Corporación América Airports S.A.

Public Offering of Common Shares

[ ], 20[ ]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Corporación América Airports S.A. (the “Company”) of [ ] Common Shares, US$1.00 nominal value (the “Common Shares”), of the Company and the lock-up agreement dated [ ], 20[ ] (the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [ ], 20[ ], with respect to [ ] Common Shares (the “Shares”).

The Representatives hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-Up Agreement, but only with respect to the Shares, effective [ ], 20[ ][date to be three (3) business days from date of letter]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two (2) business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-Up Agreement shall remain in full force and effect.

[signature page follows]

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Yours very truly,

OPPENHEIMER & CO. INC.

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

cc: [Company contact]

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Exhibit A-2

[Form of Lock-Up Waiver/Release Company Press Release]

Corporación América Airports S.A.

[Date]

Corporación América Airports S.A. (the “Company”) announced today that the Representatives, the joint book-running managers in the Company’s recent public sale of [ ] Common Shares, [is] [are] [waiving] [releasing] a lock-up restriction with respect to [ ] of the Company’s Common Shares held by [ ], an [officer/director] of the Company. The [waiver] [release] will take effect on [ ], 20[ ], and the related shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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